UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 1, 2015

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers.

On April 1, 2015, Director Jim Barry notified Green Plains Inc. (the “Company”) that he will not stand for re-election to the Company’s Board of Directors at the Company’s annual meeting of shareholders, which will be held on May 12, 2015. The Company's Board of Directors has nominated Thomas Manual to stand for election as director to fill the pending vacancy resulting from Mr. Barry’s decision not to stand for re-election. Mr. Manual serves as Chief Executive Officer and Founder of Nu-Tek Food Science LLC, a food ingredients processing company. Mr. Manuel held various senior management positions with ConAgra Foods, including President and Chief Operating Officer, Trading and Processing. Mr. Manuel’s areas of responsibility included trading in domestic and international food ingredients, grain and energy, and leading grain and meat operating companies with 40,000 employees and annual sales of over $17 billion. A copy of the press release announcing Mr. Barry’s resignation and Mr. Manual’s nomination is attached hereto at Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	Green Plains Inc. By: /s/ Todd A Becker Todd A Becker President and Chief Executive Officer (Principal Executive Officer)